Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933 of the reference to our firm under the caption “Experts” and our report dated March 15, 2013 relating to the financial statements of PTC Therapeutics, Inc. included in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-188657) and related Prospectus of PTC Therapeutics, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Metro Park, New Jersey

June 19, 2013